Exhibit 5.(a)

(212) 474-1000

November 1, 2011

Unilever Group
Registration Statement on Form F-3

Dear Sirs:

We have acted as counsel for Unilever Capital Corporation, a Delaware corporation (the “Company”), Unilever United States, Inc., a Delaware corporation (“Unilever U.S.”), Unilever PLC, a corporation incorporated under the laws of England and Wales (“PLC”), and Unilever N.V., a corporation incorporated under the laws of The Netherlands (“N.V.”), in connection with the proposed issuance by the Company or N.V. (each an “Issuer”, as applicable) of debt securities (the “Guaranteed Debt Securities”) to be guaranteed by Unilever U.S. and one or both of N.V. or PLC depending on whether N.V. is an Issuer of any such Guaranteed Debt Securities (each a “Guarantor”, as applicable) (with such guarantees being hereinafter referred to as the “Guarantees”) which are being registered under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form F-3 (the “Registration Statement”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and the form of indenture (the “Indenture”) included as an exhibit to the Registration Statement.

Based upon the foregoing, we are of opinion that:

1.             Based solely on certificates from the Secretary of State of the State of Delaware, each of the Company and Unilever U.S. is a corporation validly existing under the laws of the State of Delaware.

2.             The issue and sale by the Company of the Guaranteed Debt Securities with the Guarantees endorsed thereon have been duly authorized by the Company and the issue by Unilever U.S. of the Guarantees to be endorsed on the Guaranteed Debt Securities have been duly authorized by Unilever U.S.  The Indenture constitutes a valid and binding agreement of the Company, Unilever U.S., N.V. and PLC, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

3.             Assuming authorization of the Guarantees by each of N.V. and PLC, the Guaranteed Debt Securities to be issued by the Company and the Guarantees endorsed thereon, when executed by the Company in its own name and on behalf of the Guarantors and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company and each of the Guarantors, enforceable in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).  Assuming authorization by N.V. of the Guaranteed Debt Securities and authorization by PLC of the Guarantees, the Guaranteed Debt Securities to be issued by N.V., when executed by N.V. in its own name and on behalf of Unilever U.S. and PLC and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of N.V. and each of Unilever U.S. and PLC, enforceable in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We are admitted to practice only in the State of New York, and accordingly, do not express any opinion herein concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.  In rendering this opinion, we have assumed, without independent investigation, the correctness of (i) the opinion dated November 1, 2011 of Slaughter and May, as to all matters of law covered therein relating to the laws of England and Wales and (ii) the opinion dated November 1, 2011 of De Brauw Blackstone Westbroek London B.V., as to all matters of law covered therein relating to the laws of The Netherlands, copies of which are being filed as Exhibits 5(b) and 5(c) to the Registration Statement, respectively.  In particular, we do not purport to pass on any matter governed by the laws of England and Wales or the laws of The Netherlands.

We express no opinion herein as to the waiver of an inconvenient forum set forth in Section 1.14 of the Indenture.

We know that we are referred to under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and to the filing of this opinion with the Registration Statement as Exhibit 5(a) thereto.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Unilever Capital Corporation

700 Sylvan Avenue

Englewood Cliffs, NJ 07632

Unilever United States, Inc.

700 Sylvan Avenue

Englewood Cliffs, NJ 07632

Unilever PLC

100 Victoria Embankment

London EC4Y 0DY

ENGLAND

Unilever N.V.

Weena 455

3013 AL Rotterdam

THE NETHERLANDS